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                                                                      EXHIBIT 99


                        STARLIGHT NETWORKS INCORPORATED

                                 Written Consent

         The undersigned shareholder of Starlight Networks Incorporated ("Starlight") hereby consents to the proposals set forth below in the manner indicated.

VOTING INSTRUCTION--ALL SHAREHOLDERS SHOULD VOTE ON ITEMS 1 AND 2. WHERE A SEPARATE VOTE OF ANY PARTICULAR CLASS OR CLASSES OF STOCK OF STARLIGHT IS REQUIRED, THIS CONSENT SHALL BE TREATED AS A CLASS VOTE.

PLEASE RETURN YOUR COMPLETED PROXY TO: WILSON SONSINI GOODRICH & ROSATI, P.C.; ATTENTION RONALD A. BAKER (FACSIMILE: 650-493-6811) A POSTAGE-PAID RETURN ENVELOPE HAS BEEN INCLUDED FOR YOUR CONVENIENCE.

     TO ALL STARLIGHT SHAREHOLDERS, PLEASE MARK VOTES, AS IN THIS EXAMPLE [X]

1. To approve and adopt the Agreement and Plan of Merger (the "Plan of Merger") by and among the PictureTel Corporation, PictureTel Technology Corporation, SNI Acquisition Corporation, and Starlight Networks, Incorporated ("Starlight") dated as of August 14, 1998 and to approve the merger (the "Merger") of SNI Acquisition Corporation, an indirect wholly owned subsidiary of PictureTel Corporation, with and into Starlight pursuant to which Starlight would become an indirect wholly owned subsidiary of PictureTel Corporation, which approval and adoption of the Plan of Merger and Merger shall also serve as approval and adoption of (i) the Escrow Agreement by and between PictureTel Corporation, James E. Long, as the Stockholder Representative, and State Street Bank & Trust Company and (ii) the appointment and indemnification of James E. Long as the Stockholder Representative pursuant to the terms of such Escrow Agreement.

         [ ] FOR      [ ] AGAINST

2. To approve and adopt the Starlight 1998 Bonus Retention Plan and each payment of a Section 280G Amount as defined and described in the Information Statement/Prospectus.

         [ ] FOR      [ ] AGAINST

THE SHARES REPRESENTED BY THIS CONSENT WILL BE TREATED AS DIRECTED OR, IF NO DIRECTION IS GIVEN AND THIS CONSENT IS PROPERLY SIGNED AND DELIVERED TO STARLIGHT, WILL BE TREATED AS CONSENTING "IN FAVOR" OF THE PROPOSALS IN ITEMS 1 AND 2, AS APPLICABLE.
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     [ ] MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW

     _______________________________________________

     _______________________________________________

     _______________________________________________

     If signing as attorney, executor, trustee or guardian, please give your full title as such. If shares are held jointly, each owner should sign.

Dated: October    , 1998





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(Please Type or Print Name)                     (Please Type or Print Name)




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(Signature)                                     (Signature)








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